Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact:	Press Contact:
Krishna Shankar Head of Investor Relations Phone: (408) 574-6995 E-mail: krishna.shankar@idt.com	Krista Pavlakos IDT Director, Communications Phone: (408) 574-6640 E-mail: krista.pavlakos@idt.com

IDT REPORTS FISCAL 2019 Q2 FINANCIAL RESULTS
Q2 FY19 Revenue of $235.5 M
Q2 FY19 GAAP Diluted EPS of $0.26
Q2 FY19 Non-GAAP Diluted EPS of $0.47

SAN JOSE, Calif., October 29, 2018 - Integrated Device Technology, Inc. (IDT®) (NASDAQ: IDTI) today announced results for the fiscal second quarter 2019, ended September 30, 2018 with revenues of $235.5 million; GAAP EPS of $0.26 and non-GAAP EPS of $0.47.

On September 10, 2018, IDT, a leading supplier of high-performance system-level analog/mixed-signal semiconductors, and Renesas Electronics Corporation (“Renesas”, TSE: 6723), a premier supplier of advanced semiconductor solutions, announced that they have signed a definitive agreement under which Renesas will acquire IDT for US$49.00 per share in an all-cash transaction representing an equity value of approximately US$6.7 billion (approximately 733.0 billion yen at an exchange rate of 110 yen to the dollar). The acquisition combines two recognized leaders in embedded processors and analog mixed-signal semiconductors, each with unique strengths in delivering products to improve performance and efficiency in high-performance electronic systems. The boards of directors of both companies have unanimously approved the transaction. On October 22, 2018, the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976 expired; thus satisfying one of the closing conditions for the acquisition.
Closing of the transaction is expected to occur in the first half of calendar 2019, following approvals by IDT shareholders and other relevant regulatory authorities.

Due to the pending acquisition by Renesas, IDT management will not be hosting an investor conference call and will not provide forward-looking guidance. Investors are requested to review our IR web site for the quarterly financial highlights and SEC filings for the latest updates on the pending deal.

Recent Business Highlights - Datacenter & Communications Infrastructure

•
IDT introduced the industry’s first integrated CMOS chipset for 56GB multi-channel applications, ideal for 200G/400G Ethernet Datacom modules. The new IDT chipset addresses the rapid migration from 100G to 400G that mega data centers are undergoing to meeting the continuing rise in cloud computing. The chipset is primarily designed for 200G/400G Short-Reach Ethernet optical transceivers and active optical cables (AOCs) used in the short distance between servers and top-of-rack (TOR) switches. The integrated CMOS chipset combines low power, high-performance requirements and a compact form factor that meets all 200G/400G module application requirements.

•
IDT announced the release of its high-bandwidth, low-power single lambda Electro-absorption modulation laser (EML) driver and trans-impedance amplifier (TIA) for 200G/400G datacenter applications. Rapid increases in cloud data traffic is driving the demand for low-cost, high-speed optical interconnects, with low power requirements. The sales of optical components and modules for cloud data centers will increase 67% by 2023, with an average annual growth rate of 20%, according to a 2018 report from LightCounting.

Recent Business Highlights - Auto and Industrial

•
IDT announced a strategic partnership with Steradian Semiconductor Pvt. Ltd (Bangalore, India) to deliver ultra-high resolution 4D mmWave imaging RADAR for emerging industrial, security, medical, and autonomous vehicle markets. The SenseVerse IC is a multi-channel high-resolution MIMO RADAR device that operates in the 76-81 GHz frequency band offering superior interference performance and the highest number of channels per device in the industry. With integrated beamforming and support for multi-device aggregation, the SensaVerse IC provides best-in-class angular resolution, range, and power consumption in a very small form factor. IDT's SenseVerse RADAR products are currently sampling at selected customers.

•
IDT announced that NEXCOM, a global provider of IoT automation solutions and cloud-enabled services, selected IDT's distributed power management ICs for numerous industrial, factory automation and IoT products, such as industrial PCs, high performance point-of-sales (POS) terminals and IP cameras. IDT's innovative distributed power architecture enables leading system power scalability that allows customers to reuse the same power subsystem design across a diverse range of products.

•
IDT is enabling its customers to design and create new products for improving indoor air quality with the introduction of its latest firmware for its ZMOD™ family of integrated gas sensors The ZMOD4410 integrated gas sensors are a superior solution for manufacturers, as the hardware remains constant while the 'method of operation' - the firmware - can be easily upgraded to provide sensitivity for various gases. The ZMOD4410 gas sensors are an excellent solution for a wide range of indoor air-quality applications including smart thermostats, air purifiers, smart HVAC equipment and other "smart home" devices.

•
IDT announced that the IDT® SDAWIR03 sensor connectivity kit for IoT applications is now available on the Amazon® Marketplace. The new kit offers real-time sensor data collection that seamlessly integrates into sensor management services hosted on the Amazon Web Services (AWS) cloud. The kit makes it easier for engineers and software developers to design complex IoT solutions and applications and eliminates the need for specific device expertise. The connectivity kit has been specifically developed for new and active AWS users who are interested in offering Sensing as a Service to their customers. The kit includes a sensor node module with real-time humidity, temperature, and gas flow sensors from which data is being collected. When additional sensor node modules are added, it will automatically connect via a mesh network based on IDT's license-free and royalty-free SensorShare 6LoWPAN protocol.

Recent Business Highlights - Consumer

•
IDT announced that its innovative wireless charging solutions are used in the new Samsung Galaxy Note9 smartphone and Galaxy Watch. IDT also announced that its start-of-the-art, high efficiency wireless power technology is at the heart of Samsung's new Duo wireless charger pad, the first capable of fast charging two Samsung smartphones simultaneously. The Duo was recently introduced as part of Samsung's launch of its new Galaxy Note9 smartphone and Galaxy smartwatch, which the Duo can charge simultaneously. The Duo can also charge any other smartphone certified to the Wireless Power Consortium's (WPC) popular Qi® charging protocol.

The following highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis. The Company provides supplemental information regarding its operating performance on a non-GAAP basis that excludes certain gains, losses and charges, or events which occur relatively infrequently and which management considers to be outside our core operating results. Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A complete reconciliation of GAAP to non-GAAP results is attached to this press release.

•	Revenue for the fiscal second quarter of 2019 was $235.5 million. This compared with $228.5 million reported last quarter, and $204.4 million reported in the same period one year ago.

•
GAAP net income for the fiscal second quarter of 2019 was $35.5 million, or $0.26 per diluted share versus GAAP net income of $30.7 million or $0.23 per diluted share last quarter, and GAAP net income of $18.7 million or $0.14 per diluted share in the same period one year ago. Fiscal second quarter GAAP results include $14.5 million in acquisition-related and restructuring charges, $15.6 million in stock-based compensation, $3.9 million in non-cash interest expense, $0.1 million in certain unrealized foreign exchange gains and $5.9 million in related tax effects.

•
Non-GAAP net income for the fiscal second quarter of 2019 was $63.5 million or $0.47 per diluted share, compared with non-GAAP net income of $60.1 million or $0.44 per diluted share last quarter, and non-GAAP net income of $48.2 million or $0.35 per diluted share reported in the same period one year ago.

•
GAAP gross profit for the fiscal second quarter of 2019 was $143.6 million, or 61.0 percent, compared with GAAP gross profit of $136.6 million or 59.8 percent last quarter, and $116.8 million, or 57.1 percent, reported in the same period one year ago. Non-GAAP gross profit for the fiscal second quarter of 2019 was $151.2 million, or 64.2 percent, compared with non-GAAP gross profit of $144.8 million, or 63.4 percent last quarter, and $125.5 million, or 61.4 percent, reported in the same period one year ago.

•
GAAP R&D expense for the fiscal second quarter of 2019 was $55.5 million, compared with GAAP R&D expense of $52.2 million last quarter, and $48.7 million reported in the same period one year ago. Non-GAAP R&D expense for the fiscal second quarter of 2019 was $46.4 million, compared with non-GAAP R&D expense of $44.7 million last quarter, and $41.3 million in the same period one year ago.

•
GAAP SG&A expense for the fiscal second quarter of 2019 was $46.8 million, compared with GAAP SG&A expense of $43.0 million last quarter, and $44.5 million in the same period one year ago. Non-GAAP SG&A expense for the fiscal second quarter of 2019 was $32.7 million, compared with non-GAAP SG&A expense of $32.5 million last quarter, and $31.2 million in the same period one year ago.

About IDT
Integrated Device Technology, Inc. develops system-level solutions that optimize its customers’ applications. IDT’s market-leading products in RF, timing, wireless power transfer, serial switching, interfaces and sensing solutions are among the company’s broad array of complete mixed-signal solutions for the communications, computing, consumer, automotive and industrial segments.

Headquartered in San Jose, Calif., IDT has design, manufacturing, sales facilities and distribution partners throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com. Follow IDT on Facebook, LinkedIn, Twitter, YouTube and Google+.

Forward Looking Statements
Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding demand for Company products, anticipated trends in Company sales, expenses and profits, involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended April 1, 2018. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

Non-GAAP Reporting
To supplement its consolidated financial results presented in accordance with GAAP, IDT uses non-GAAP financial measures, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company’s operations that, when viewed in conjunction with IDT’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company’s business and operations. It should also be noted that IDT's non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by IDT include:
Cost of revenues;
    Gross profit;
Research and development expenses;
Selling, general and administrative expenses;
Interest and other income (expense);
Benefit from (provision for) income taxes;
Operating income
Net income (loss);
Diluted net income (loss) per share; and
Weighted average shares outstanding - diluted

The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude acquisition-related expense, restructuring and divestiture related costs (gains), share-based compensation expense, and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes IDT's financial results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Reconciliation of GAAP to Non-GAAP” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition-related. Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or IDT’s performance after completion of acquisitions, because they are not related to the Company’s core operating performance. Adjustments of these items provide investors with a basis to compare IDT’s performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:

•	Amortization of acquisition-related intangibles, which include acquired intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.

•	Acquisition-related costs such as legal, accounting and other professional or consulting fees directly related to an acquisition by the Company.

•	Merger-related expenses such as legal, financial advisory and other fees and expenses associated with pending Renesas acquisition.

•	Fair market value adjustment to acquired inventory sold.

Restructuring-related. Restructuring charges primarily relate to changes in IDT’s infrastructure in efforts to reduce costs and expenses (gains) associated with strategic divestitures and restructuring in force actions. Restructuring charges (gains) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although IDT has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges (gains) from IDT’s non-GAAP financial measures as it enhances the ability of investors to compare the Company’s period-over-period operating results. Restructuring-related charges (gains) primarily include:

•	Severance costs directly related to a restructuring action.

•	Facility closure costs consist of ongoing costs associated with the exit of our leased and owned facilities.

•	Gain on divestiture consists of gains recognized upon the strategic sale of business units.

•	Assets impairments including accelerated depreciation and amortization of certain assets no longer in use or related to discontinued product lines.

Other adjustments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of IDT. Excluding this data allows investors to better compare IDT’s period-over-period performance without such expense, which IDT believes may be useful to the investor community.
Other adjustments primarily include:

•	Stock based compensation expense.

•	Compensation expense (benefit) - deferred compensation, consists of gains and losses on marketable equity securities related to our deferred compensation arrangements.

•	Non-cash interest expense, consists of amortization of issuance cost and accretion of discount related to the convertible notes.

•
Loss (gain) on deferred compensation plan securities represents the changes in the fair value of the assets in a separate trust that is invested in corporate owned life insurance under our deferred compensation plan.

•	Unrealized foreign currency gains and losses resulting from remeasurement of certain non-functional currency account balances.

•
Tax effects of non-GAAP adjustments: The non-GAAP tax calculation eliminates the effects of certain non-GAAP financial measures in order to provide investors with improved modeling accuracy and consistency across financial reporting periods. The Company forecasts its annual non-GAAP tax rate and makes adjustments for significant events including stock based compensation, acquisition and restructuring related items, and material tax law changes in the major tax jurisdictions in which the company operates.

•
Diluted weighted average shares non-GAAP adjustment, for purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of stock compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method.

###
IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Six Months Ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2018	2018	2017	2018	2017
Revenues	$235,484	$228,516	$204,398	$464,000	$401,111
Cost of revenues	91,900	91,909	87,636	183,809	174,311
Gross profit	143,584	136,607	116,762	280,191	226,800
Operating expenses:
Research and development	55,509	52,234	48,742	107,743	97,191
Selling, general and administrative	46,753	42,995	44,485	89,748	86,427
Total operating expenses	102,262	95,229	93,227	197,491	183,618
Operating income	41,322	41,378	23,535	82,700	43,182
Other-than-temporary impairment loss on investment	—	(2,000)	—	(2,000)	—
Interest and other expense, net	(4,608)	(5,514)	(4,886)	(10,122)	(8,801)
Income before income taxes	36,714	33,864	18,649	70,578	34,381
Benefit from (provision for) income taxes	(1,214)	(3,144)	31	(4,358)	1,013
Net income	$35,500	$30,720	$18,680	$66,220	$35,394
Basic net income per share	$0.27	$0.24	$0.14	$0.51	$0.27
Diluted net income per share	$0.26	$0.23	$0.14	$0.49	$0.26
Weighted average shares:
Basic	129,155	129,560	133,269	129,357	133,286
Diluted	134,755	132,806	136,059	133,957	136,434

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (a)
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Six Months Ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2018	2018	2017	2018	2017
GAAP net income	$35,500	$30,720	$18,680	$66,220	$35,394
GAAP diluted net income per share	$0.26	$0.23	$0.14	$0.49	$0.26
Acquisition-related:
Amortization of acquisition-related intangibles	9,365	9,334	8,963	18,699	17,839
Acquisition-related costs	—	—	—	—	2,225
Amortization of fair market value adjustment to inventory	—	790	2,011	790	6,092
Merger-related expense	3,884	—	—	3,884	—
Restructuring-related:
Severance costs	1,351	367	1,637	1,718	2,290
Facility closure costs (benefit)	(125)	121	2,542	(4)	2,542
Assets impairment and other	—	—	917	—	2,882
Other:
Stock-based compensation expense	15,637	15,063	12,950	30,700	24,770
Non-cash interest expense	3,881	3,955	3,695	7,836	7,587
Other-than-temporary impairment loss on investment	—	2,000	—	2,000	—
Certain unrealized foreign exchange loss (gain)	(144)	1,311	(754)	1,167	(2,429)
Compensation expense - deferred compensation plan	654	576	469	1,230	881
Gain on deferred compensation plan securities	(650)	(564)	(443)	(1,214)	(803)
Non-GAAP tax adjustments	(5,892)	(3,538)	(2,518)	(9,430)	(5,859)
Non-GAAP net income	$63,461	$60,135	$48,149	$123,596	$93,411
GAAP weighted average shares - diluted	134,755	132,806	136,059	133,957	136,434
Non-GAAP adjustment	1,214	2,378	2,780	2,013	2,465
Non-GAAP weighted average shares - diluted	135,969	135,184	138,839	135,970	138,899
Non-GAAP diluted net income per share	$0.47	$0.44	$0.35	$0.91	$0.67

GAAP gross profit	$143,584	$136,607	$116,762	$280,191	$226,800
Acquisition-related:
Amortization of acquisition-related intangibles	6,274	6,243	5,822	12,517	11,504
Amortization of fair market value adjustment to inventory	—	790	2,011	790	6,092
Restructuring-related:
Severance costs	397	—	30	397	226
Other:
Compensation expense - deferred compensation plan	153	135	110	288	207

Stock-based compensation expense	829	1,028	764	1,857	1,396
Non-GAAP gross profit	$151,237	$144,803	$125,499	$296,040	$246,225

GAAP R&D expenses:	$55,509	$52,234	$48,742	$107,743	$97,191
Restructuring-related:
Severance costs	(587)	(110)	(318)	(697)	(363)
Facility closure costs	(315)	—	—	(315)	—
Assets impairment and other	—	—	(835)	—	(2,800)
Other:
Compensation expense - deferred compensation plan	(334)	(294)	(239)	(628)	(449)
Stock-based compensation expense	(7,829)	(7,136)	(6,094)	(14,965)	(12,057)
Non-GAAP R&D expenses	$46,444	$44,694	$41,256	$91,138	$81,522

GAAP SG&A expenses:	$46,753	$42,995	$44,485	$89,748	$86,427
Acquisition-related:
Amortization of acquisition-related intangibles	(3,091)	(3,091)	(3,141)	(6,182)	(6,335)
Acquisition-related costs	—	—	—	—	(2,225)
Merger-related expense	(3,884)	—	—	(3,884)	—
Restructuring-related:
Severance costs	(367)	(257)	(1,289)	(624)	(1,701)
Facility closure benefit (costs)	440	(121)	(2,542)	319	(2,542)
Assets impairment and other	—	—	(82)	—	(82)
Other:
Compensation expense - deferred compensation plan	(167)	(147)	(120)	(314)	(225)
Stock-based compensation expense	(6,979)	(6,899)	(6,092)	(13,878)	(11,317)
Non-GAAP SG&A expenses	$32,705	$32,480	$31,219	$65,185	$62,000

GAAP interest and other expense, net	$(4,608)	$(5,514)	$(4,886)	$(10,122)	$(8,801)
Non-cash interest expense	3,881	3,955	3,695	7,836	7,587
Gain on deferred compensation plan securities	(650)	(564)	(443)	(1,214)	(803)
Certain unrealized foreign exchange loss (gain)	(144)	1,311	(754)	1,167	(2,429)
Non-GAAP interest and other expense, net	$(1,521)	$(812)	$(2,388)	$(2,333)	$(4,446)

GAAP benefit from (provision for) income taxes	$(1,214)	$(3,144)	$31	$(4,358)	$1,013
Non-GAAP tax adjustments	5,892	3,538	2,518	9,430	5,859
Non-GAAP provision for income taxes	$(7,106)	$(6,682)	$(2,487)	$(13,788)	$(4,846)
(a) Refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of Management’s use of non-GAAP financial measures.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	April 1,
(In thousands)	2018	2018
ASSETS
Current assets:
Cash and cash equivalents	$200,645	$136,873
Short-term investments	192,032	222,026
Accounts receivable, net	129,405	108,779
Inventories	61,078	68,702
Prepayments and other current assets	12,358	12,734
Total current assets	595,518	549,114
Property, plant and equipment, net	88,986	86,845
Goodwill	420,117	420,117
Intangible assets, net	174,886	180,781
Deferred tax assets	8,453	11,764
Other assets	50,202	61,910
TOTAL ASSETS	$1,338,162	$1,310,531

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$42,106	$41,070
Accrued compensation and related expenses	39,900	44,002
Current portion of bank loan	1,980	2,000
Other accrued liabilities	44,091	26,524
Total current liabilities	128,077	113,596
Deferred tax liabilities	11,362	10,221
Long-term income tax payable	23,539	25,034
Convertible notes	306,827	299,551
Long-term bank loan, net	190,513	191,073
Other long-term liabilities	30,286	25,684
Total liabilities	690,604	665,159
Stockholders' equity	647,558	645,372
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,338,162	$1,310,531